Exhibit 99.1

10868 189th Street Council Bluffs, IA 51503 Phone: 712-366-0392 Fax: 712-366-0394

May 2015

Members and Friends:

Safety We continue to work hard on our safety goal: Work Safely: “See Something, Say Something.” At our last Board meeting, the Board expressed their recognition and appreciation to everyone for accomplishing over 2,000 days (over five-and-a-half years) without a lost-time-day accident.

Financials On Wednesday, May 6, 2015, we issued a press release announcing our financial results as of and for the second fiscal quarter ending March 31, 2015. Our quarterly Form 10-Q was filed with the SEC on May 6, 2015. These financials and the above-mentioned press release can be accessed on our website www.sireethanol.com (click on the Investor Relations Tab). There is a link to the SEC filings, select “SIRE’s SEC forms are available for viewing on the SEC's website-View”. Our financial results are prepared quarterly and annually. They contain our financial, operational, and statistical information. The press release was also sent to our newsletter mailing list which includes each SIRE member who has provided us their email address.

Operations We produced 28.6 million gallons of denatured ethanol for the second fiscal quarter of 2015. During this same period, we shipped 30.0 million gallons of denatured ethanol. Through March 2015, our 12-month average yield was 2.83 gallons of ethanol from every bushel of corn. During, the second quarter of fiscal 2015, margins improved from the previous quarter, but the plant ran at reduced rates during parts of the quarter due to rail car congestion and slower turn rates.

We completed our annual shutdown and plant maintenance earlier than in previous years. The plant came down during the weekend of March 28th, as we saw lower margins and issues with rail car capacity. This particular shutdown had us working on several larger projects; some were for process improvements, others were for equipment replacement. After six years of operations, we have started to have to replace some larger items. Another key project was completing the preparation to bring our two new 500,000 bushel grain bins on line, and finishing the tie-ins for the Corn Oil One processing plant. The shutdown was completed safely with a majority of our planned items completed. We appreciated all the long hours and dedication of the staff and contractors.

The new grain bins require conditioning, by gradually filling them and then allowing time for the entire structure to settle. We anticipate that they will be fully operational by the end of May. Whitetail Express had the honor of being the first truck to deliver to the new bins. We took time to document the event with a photo, and a small thank you to Mandy and Kent de Koning for being at the head of the line, delivering corn from Midwest Coop in Tecumseh. (See the photo below.)
Andrew Piittmann, Kent de Koning, Dustin Jager, and Jarrod Rice

SIRE Newsletter – Volume IX Issue III
This newsletter contains forward-looking statements.  We undertake no responsibility to update any forward-looking statement.  When used, the words, “believe,” “expect,” “will,” “can,” “estimate,” “anticipate” and similar expressions are intended to identify forward-looking statements.  Readers should not place undue reliance on any forward-looking statements and recognize that the statements are not predictions of actual future results, which could and likely will differ materially from those anticipated in the forward-looking statements due to risks and uncertainties, including those described in our Securities and Exchange Commission filings.

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Coming soon will be the first Enogen Grain delivery and we are working closely on all the changes this will require. We have installed new equipment for testing, arranged specific hours for the delivery of Enogen, and set up a new system to stage and accept Enogen Trucks. Please watch for signs and ask for more information at the Scale House.

Human Resources and Administration
We have promoted one of our Operators to a Trainer position, and are excited to have him move our staff training and certification program forward. He will work with our Plant Engineer and our Managers to revise and expand our programs for training in each area of the plant.

We resumed plant tours after shutdown, starting with 28 second graders from Yutan, NE. They had already learned about feeding distillers’ grains to livestock, and came to see the plant in operation. At the conclusion of the tour, they asked some great questions. This was followed the next week by a tour of 17 IWCC Ag Students in their Ag Marketing class. Please contact Laura Schultz, Director of Human Resources or Whitney Radford, HR Assistant, to arrange a tour (712-352-5001 or 712-352-5009).

When you visit SIRE, PLEASE BE CAREFUL! We have extra traffic in the area. The IA Department of Transportation (IDOT) and Iowa Interstates Railroad (IAIS), have rail relocation and interstate redesign projects in progress (I-80 & I-29). This project is expected to last till 2024. We also have increased traffic due to the Google expansion on the east side of I-29. Traffic patterns have also been disrupted due to lane and entrance closures at I-29 and I-80.

Markets If you would like to sell corn or purchase our byproducts (distillers’ grains and wet cake), please contact the Bunge Merchandising team directly at the following numbers: Kristan Barta, 712-352-5010 for corn, DDGS, and wet cake; Dustin Ploeger, 712-352-5015 and Channing Batz, 712-366-8478 for assistance with corn sales and distillers’ grain purchases. You may also contact them by calling our office (712-366-0392) and asking for a merchandiser. Remember to sign up for text or email messaging for the daily bid sheet and changes to delivery/pick-up hours. Kristan and Dustin have regular office hours at the plant if you need to stop in and see them. For corn oil sales, please contact Dan Wych, Plant Manager.

Effective February 21, 2015, we began contracting for corn directly with our producers. We look forward to a productive relationship with everyone involved. Sales are still originated with the Bunge merchandisers (their contact information is above). Contracts and checks will come from SIRE.

Remember with this change, if you want to view your SIRE accounts you can sign up for iView on our website. iView also has a smartphone app you can download for quick viewing of our hours, changes, and bids.

The last of the acres for planting Enogen have been contracted. The plant trial for Enogen will begin around June 8th. We will begin accepting Enogen Corn for the trial about May 28th or June 1st. This program will provide us with future opportunities and improve the plant process. For questions about the Enogen project contact Whitney Radford at 712-352-5009.

General Manager Notes -

First, we are pleased to report that the steamline and steamline bridge repair is complete. On May 4, 2015, the steam-line was returned to service. The steamline and the bridge had been compromised on June 3, 2014 when this area experienced a significant rain and weather event. The rain caused about 90 feet of the south bank of the Mosquito Creek to wash out, including the south support for the steam-line bridge. The project to rebuild the bridge and steamline involved coordinating with MidAmerican Energy, the Corp of Engineers, the Mosquito Creek Levy District, Pottawattamie County and the City of Council Bluffs. We appreciate the hard work and cooperation of all the individuals and agencies involved. (See the photo below of the washout and then the new bridge being installed.)
Bridge Flight on March 12, 2015. Repairs finalized in May, 2015

SIRE Newsletter – Volume IX Issue III
This newsletter contains forward-looking statements.  We undertake no responsibility to update any forward-looking statement.  When used, the words, “believe,” “expect,” “will,” “can,” “estimate,” “anticipate” and similar expressions are intended to identify forward-looking statements.  Readers should not place undue reliance on any forward-looking statements and recognize that the statements are not predictions of actual future results, which could and likely will differ materially from those anticipated in the forward-looking statements due to risks and uncertainties, including those described in our Securities and Exchange Commission filings.
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This spring has been very busy for the plant. Between shutdown, the grain bin and Corn Oil One projects we have at times had more than 200 contractors on site. We did it safely! We are looking forward to the completion of this extra congestion and activity.

This past quarter, we addressed our site security and revised our fencing when the CO2 plant construction began. We have now installed new fencing and closed the gates into the plant. All vehicles entering will need to be let into the plant by using the phones at the gate pedestals. The phones will call either the Control Room or the Scale House to request entrance. We appreciate everyone’s patience with the new system.

As noted above, the Board expressed their appreciation and thanks to the staff for working safely and making a concerted, daily effort to be safe. To show our gratitude, we plan to have a cook-out for the staff at our July Board Retreat.

As we look to the second half of our fiscal year, we will be concentrating on reducing the costs per gallon for chemicals, energy and other input costs.

Thank you for your support.

Brian Cahill, General Manager/CEO

Sign up to receive our newsletter by email on the SIRE website, www.sireethanol.com

SIRE Newsletter – Volume IX Issue III
This newsletter contains forward-looking statements.  We undertake no responsibility to update any forward-looking statement.  When used, the words, “believe,” “expect,” “will,” “can,” “estimate,” “anticipate” and similar expressions are intended to identify forward-looking statements.  Readers should not place undue reliance on any forward-looking statements and recognize that the statements are not predictions of actual future results, which could and likely will differ materially from those anticipated in the forward-looking statements due to risks and uncertainties, including those described in our Securities and Exchange Commission filings.

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